Exhibit 99.1

               Indalex Announces First Quarter Results

    LINCOLNSHIRE, Ill.--(BUSINESS WIRE)--May 16, 2007--Indalex
Holdings Finance, Inc. (Indalex or the Company) today announced results for the three months ended April 1, 2007.

    Timothy R.J. Stubbs, President and Chief Executive Officer, said, "The first quarter of 2007 was a disappointing one overall for Indalex. On the positive side, we were able to gain market share, and our unit labor costs improved in spite of the drop in volume. However, those of our plants that are focused on residential building and construction suffered significantly, with volume declines in excess of 20%. In addition, operating performance at our Modesto and Watsonville, California plants was poor due to the previously announced consolidation of those plants."

    For the three months ended April 1, 2007, net sales were $291.2 million, compared to $310.9 million for the three months ended April 2, 2006. Extrusion shipment volume fell 14.6% as a result of weak market demand, particularly in the Residential Building and Construction end-user market. Net sales reflect higher base aluminum prices, which were up an average of 13% in the three months ended April 1, 2007 compared to the three months ended April 2, 2006.

    For the three months ended April 1, 2007, the loss from operations was $2.1 million, compared to income from operations of $0.4 million in the three months ended April 2, 2006. The decrease was due to the volume drop, an increase of $1.8 million in audit and legal expenses related to the filing of an SEC registration statement, for the exchange of our senior secured notes, and Sarbanes-Oxley compliance; an increase of $1.6 million in restructuring expenses and a $1.1 million decrease in gains related to mark-to-market on derivatives. Increases in unit freight and energy costs were partially offset by a slight improvement in unit labor costs. For the three months ended April 2, 2006, income from operations was reduced by $7.8 million due to the write up of inventory to fair value as the result of purchase accounting.

    For the three months ended April 1, 2007, net loss was $6.7 million as compared to a net loss of $6.8 million in the three months ended April 2, 2006. For the three months ended April 1, 2007, interest expense was $9.9 million as compared to $6.4 million in the three months ended April 2, 2006, primarily due to higher debt levels incurred in connection with the acquisition of the Company in February 2006 being outstanding for the entire period. Net loss for the three months ended April 2, 2006 also reflects $5.5 million in payments to Sun Capital in connection with the acquisition. Net loss for the three months ended April 1, 2007 reflects income from AAG of $4.9 million as compared to $1.8 million for the three months ended April 2, 2006. Adjusted EBITDA (as defined below) decreased by 62%, or $12.8 million, to $7.8 million.

    For the three months ended April 1, 2007, Indalex used $42.4 million of cash in operations, compared to cash used in operations of $10.0 million in the prior year. The higher use of cash was due to a $15.5 million semi-annual interest payment made on the Company's senior secured notes during the three months, the decrease in adjusted EBITDA, and a larger increase in working capital for the three months ended April 1, 2007 as compared to the three months ended April 2, 2006. Inventory levels were impacted by both lower than anticipated volume levels and base aluminum prices, which were 13% higher than a year ago. The Company had $98.3 million of borrowings under its revolving credit facility at April 1, 2007.

    In addition, Indalex also announced yesterday that the Company divested its 25.01% stake in Asia Aluminum Group Limited, for total consideration of $155.2 million.

    Indalex Holdings Finance, Inc. has scheduled a conference call for Friday, May 18, at 11:00 a.m. ET (10:00 a.m. CT) to discuss financial results. The call-in number is 1-800-611-1147 (U.S) or 1-612-332-0718
(International).

    The financial information of Indalex contained in this press release for periods prior to February 2, 2006 is the combined financial information of Indalex Inc. and Indalex Limited, which were wholly owned by Novar plc until Honeywell International, Inc. ("Honeywell") purchased the stock of Novar plc, Indalex's former parent company, on March 31, 2005 (the "Honeywell acquisition"). On February 2, 2006, Indalex Holding Corp. acquired the Indalex entities from Honeywell (the "Indalex Holdings acquisition"). Indalex Holding Corp. is a holding company that is a wholly-owned direct subsidiary of Indalex Holdings Finance Inc., which is beneficially owned by affiliates of Sun Capital Partners, Inc., certain other investors and members of our management team. In this press release, we refer to the Indalex entities following the Honeywell acquisition and prior to the Indalex Holdings acquisition as "Predecessor 2" for the period from January 1, 2006 to February 1, 2006. We refer to Indalex following the Indalex Holdings acquisition as "Successor" for the period from February 2, 2006 to April 2, 2006 and for the three months ended April 1, 2007. The predecessor and successor companies are different reporting entities. Although we have provided these combined results to facilitate a comparative discussion of the periods presented, this presentation is not in accordance with generally accepted accounting principles and the periods presented are not comparable due to the change in basis of assets that resulted from the application of the purchase method of accounting in connection with both acquisitions.

    About Indalex Holdings Finance, Inc. and Indalex Holding Corp.

    Indalex Holding Corp., a wholly owned subsidiary of Indalex Holdings Finance Inc., through its operating subsidiaries Indalex Inc. and Indalex Ltd., with headquarters in Lincolnshire, Illinois, is the largest independent producer of soft alloy extrusion products and the second largest aluminum extruder in North America. The company's aluminum extrusion products are widely used throughout industrial, commercial, and residential applications and are customized to meet specific end-user requirements.

    The company's North American network includes two cast houses, 14 extrusion facilities, 37 extrusion presses with circle sizes up to 12 in., a variety of fabrication and close tolerance capabilities, 9 electrostatic paint lines and three anodizing operations.

    For additional information, please visit www.indalex.com.

    About Sun Capital Partners, Inc.

    Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and experience. Sun Capital affiliates have invested in and managed more than 150 companies worldwide with combined sales in excess of $35 billion since Sun Capital's inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, New York, as well as affiliates with offices in London, Tokyo and Shenzhen. For more information, please visit: www.SunCapPart.com.

    Forward-looking information

    This release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company. Such items are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. The principal important risk factors and uncertainties include, but are not limited to, changes in general economic conditions, aluminum and other material costs, labor costs, interest rates, and other adverse changes in general economic conditions, consumer confidence, competition, currency exchange rates as they affect the Company's Canadian operations, environmental factors, unanticipated legal proceedings, and conditions in end user markets. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                    INDALEX HOLDINGS FINANCE, INC.
                     CONSOLIDATED BALANCE SHEETS
              As of April 1, 2007 and December 31, 2006
                        (Dollars in thousands)
                             (Unaudited)


                                     April 1, 2007   December 31, 2006
                                   ----------------- -----------------
ASSETS
Current Assets:
  Cash and cash equivalents                  $3,950           $11,157
  Accounts receivable, less
   allowance of $4,904 in 2007 and
   $4,462 in 2006                           134,409           103,924
  Receivable from suppliers                   8,013             8,980
  Inventories                                92,216            67,182
  Prepaid expenses and other
   current assets                            10,944            10,765
                                   ----------------- -----------------
       Total current assets                 249,532           202,008

  Investment in AAG                         101,867            96,950
  Property, plant, and equipment,
   net                                      198,205           199,638
  Goodwill                                    3,537             3,537
  Other intangibles, net                     75,656            78,264
  Deferred financing costs                   13,998            14,594
  Other assets                                1,604             2,692
                                   ----------------- -----------------

       Total assets                        $644,399          $597,683
                                   ================= =================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current Liabilities:
  Accounts payable                          $76,526           $66,780
  Income taxes payable                          983             2,648
  Deferred income taxes                       2,450             2,456
  Accrued expenses and other
   current liabilities                       49,919            38,478
  Accrued interest                            6,496            13,806
  Capital lease obligation                    1,272             1,243
  Revolver borrowings                        98,260            55,717
                                   ----------------- -----------------
       Total current liabilities            235,906           181,128

Other liabilities                            30,435            30,667
Capital lease obligation                      4,364             4,674
Long-term debt                              267,064           266,957
Deferred income taxes                        23,868            24,859
                                   ----------------- -----------------

   Total liabilities                        561,637           508,285
                                   ----------------- -----------------

Commitments and contingencies

Stockholders' equity:
  Common stock ($.001 par value per
   share). Authorized shares
   2,900,000.
       Issued and outstanding
        1,000,114                                 1                 1
  Additional paid-in capital                110,876           110,665
  Treasury stock, 90 shares at
   $111.11 per share                            (10)              (10)
  Accumulated retained deficit              (30,585)          (23,898)
  Accumulated other comprehensive
   income                                     2,480             2,640
                                   ----------------- -----------------

       Total stockholders' equity            82,762            89,398
                                   ----------------- -----------------

            Total liabilities and
             stockholders' equity          $644,399          $597,683
                                   ================= =================




                    INDALEX HOLDINGS FINANCE, INC.
            CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
For the Periods January 1, 2007 through April 1, 2007, January 1, 2006 through February 1, 2006 and
                February 2, 2006 through April 2, 2006
                        (Dollars in thousands)
                             (Unaudited)


                                       Three months ended
                           -------------------------------------------
                                                 April 2, 2006
                                         -----------------------------
                           April 1, 2007   Jan 1-Feb 1    Feb 2-Apr 2
                           ------------- --------------- -------------
                            (Successor)  (Predecessor 2)  (Successor)

Net sales                      $291,222        $100,019      $210,912

Costs and expenses:
  Cost of sales                 277,089          95,127       199,820
  Selling, general, and
   administrative                13,954           5,548         8,855
  Management fees to
   affiliates                       319             125           308
  Amortization of
   intangible assets              2,608             920         1,939
  Other (income) expense           (885)            195           428
  Restructuring charges           1,618               -             -
 (Gain) loss on disposal of
  assets                             58               -          (140)
  Mark-to-market on
   derivatives                   (1,476)         (3,619)        1,039
                           ------------- --------------- -------------
       Total costs and
        expenses                293,285          98,296       212,249
                           ------------- --------------- -------------

Income (loss) from
 operations                      (2,063)          1,723        (1,337)

Other income (expense):
  External interest expense      (9,893)            (24)       (6,418)
  Deferred financing costs         (596)              -          (401)
  Income from equity method
   investment in AAG              4,917             643         1,143
  Affiliated acquisition
   fees                               -               -        (5,475)
                           ------------- --------------- -------------

Income (loss) before income
 taxes                           (7,635)          2,342       (12,488)

Income tax provision
 (benefit)                         (948)            703        (4,065)
                           ------------- --------------- -------------

Net income (loss)               $(6,687)         $1,639       $(8,423)
                           ============= =============== =============


    The following table reconciles net income (loss) to EBITDA and Adjusted EBITDA for the three months ended April 1, 2007 as compared to the three months ended April 2, 2006:



(in thousands)
                             Successor                   Predecessor 2
                             Period from    Successor     Period from
                             January 1,    Period from    January 1,
                               2007 to     February 2,      2006 to
                              April 1,    2006 to April   February 1,
                                2007         2, 2006         2006
                            ------------- -------------- -------------
Net income (loss)                ($6,687)       ($8,423)       $1,639
  Add:
Interest expense (net)             9,893          6,418            24
Income tax provision
 (benefit)                          (948)        (4,065)          703
Depreciation and
 amortization                     10,877          7,862         3,741
                            ------------- -------------- -------------
EBITDA(1)                         13,135          1,792         6,107

Adjustments:
  Income from equity method
   investment in AAG(2)           (4,917)        (1,143)         (643)
  Stock based compensation
   expense(3)                        211              -             -
  (Gain) loss on disposal of
   fixed assets(4)                    58           (140)            -
    Amortization of deferred
     financing costs(5)              596            401             -
    Transaction costs(6)               -              -           743
    Affiliated acquisition
     fees(7)                           -          5,475             -
    Purchase accounting
     inventory
     adjustments(8)                    -          7,767             -
  Mark-to-market on
   derivatives(9)                 (1,476)         1,039        (3,619)
  Non-Indalex items(10)                -              -            48
  Change in LIFO reserve(11)         187            341         2,430
                            ============= ============== =============
Adjusted EBITDA(1)                $7,794        $15,532        $5,066
                            ============= ============== =============


    (1) "EBITDA" is net (loss) income before interest expense (net), income tax (benefit) provision, depreciation and amortization. "Adjusted EBITDA" is EBITDA adjusted to exclude items that are not considered by management to be indicative of Indalex's ongoing operating performance. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Indalex's results of operations because such presentation assists in analyzing and benchmarking the performance and value of Indalex's business. EBITDA and Adjusted EBITDA are not measures of Indalex's liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. Although Indalex uses EBITDA and Adjusted EBITDA as a financial measure to assess the performance of its business, the use of EBITDA and Adjusted EBITDA as an analytical tool is limited because they do not include certain material costs, such as interest, taxes and depreciation and amortization, which are significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain Indalex's business. Indalex's management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate Indalex's business in the same manner as its management and because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. EBITDA and Adjusted EBITDA presented in this release are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

    (2) Consists of our approximately 25% investment in AAG, which is accounted for under the equity method.

    (3) For the three months ended April 1, 2007, represents the non-cash compensation charge allocable to Indalex Holdings Finance, Inc. stock options granted to Indalex employees.

    (4) Represents non-cash gains and losses on disposals of fixed assets: (i) for the period from February 2, 2006 to April 2, 2006, gains in the normal course of business; and (ii) for the three months ended April 1, 2007, a loss of $0.1 million related to the disposal of equipment at our closed Fostoria, Ohio facility.

    (5) Represents the amortization of $12.6 million of deferred financing costs related to the issue of the 11 1/2% notes, and $4.2 million in deferred financing costs related to the revolving credit facility. These costs are being amortized using the straight-line method over the life of the debt.

    (6) Represents one-time transaction costs related to the Indalex Holdings acquisition.

    (7) Represents one-time affiliated acquisition fees related to the Indalex Holdings acquisition.

    (8) For 2006, as a result of the application of purchase accounting in connection with the Indalex Holding acquisition, we adjusted the value of our inventory to fair value at February 2, 2006, which resulted in an increase in cost of sales in the period following the Indalex Holdings acquisition. Because we turn our inventory monthly, we do not anticipate that this write-up in the value of inventory will have an on-going impact on our results of operations.

    (9) Represents unrealized gains and losses on the mark-to-market of foreign currency contracts and aluminum hedges.

    (10) Represents costs related to discontinued Novar plc businesses within the Indalex entities consisting of pension and legal costs in the period from January 1, 2006 to February 1, 2006.

    (11) The last-in, first-out ("LIFO") method was used for purposes of determining the cost of certain aluminum extrusion inventories. Had the first-in, first-out ("FIFO") method been used, net income would have been $2.4 million higher for the period from January 1, 2006 to February 1, 2006; $0.3 million higher for the period from February 2, 2006 to April 2, 2006; and $0.2 million higher for the three months ended April 1, 2007.

    CONTACT: Indalex Holdings Finance, Inc.
             Mike Alger mike_alger@indalex.com 847-810-3122
             Scott Langdon scott_langdon@indalex.com 416-234-5808